UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2006
SANTARUS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-50651 (Commission File Number)	33-0734433 (IRS Employer Identification No.)

10590 West Ocean Air Drive, Suite 200, San Diego, CA (Address of Principal Executive Offices)	92130 (Zip Code)
Registrant’s telephone number, including area code: (858) 314-5700

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     1. Bonuses Payable to Executive Officers for Fiscal 2005. On February 8, 2006, the Compensation Committee of the Board of Directors of Santarus, Inc. (the “Company”), approved cash bonus payments for the 2005 fiscal year to be paid to the Company’s executive officers pursuant to the Santarus, Inc. 2005 Bonus Plan (the “2005 Bonus Plan”). The Company’s executive officers were eligible to receive bonuses if certain corporate performance criteria were achieved during fiscal 2005. Bonus payments were based on an evaluation, by both the Compensation Committee of the Board of Directors and the independent members of the Board of Directors, of the Company’s achievement of the corporate performance goals for 2005, which goals were previously established by the Board of Directors in February 2005 and amended in June 2005. These performance goals included the achievement of performance targets with respect to the Company’s product sales, regulatory filings, business development activities, financing activities and financial results.
     Under the terms of the 2005 Bonus Plan, the executive officers are entitled to receive a bonus ranging from zero to 150% of their target bonus based on the Company’s achievement of its corporate performance goals for 2005. The target bonus for Mr. Proehl is equal to 50% of his base salary and the target bonus for the other executive officers is equal to 35% of their respective base salaries. For the fiscal year ended December 31, 2005, the bonuses to be paid to the executive officers represent 42.5% of their respective target bonuses.
     The total bonuses to be paid to each executive officer pursuant to the 2005 Bonus Plan are as follows:

Name	Title	Amount of Bonus
Gerald T. Proehl	President and Chief Executive Officer	$89,250

Debra P. Crawford	Senior Vice President, Chief Financial Officer,	$39,914
	Treasurer and Secretary
Julie A. DeMeules	Senior Vice President, Human Resources	$29,776
William C. Denby, III	Senior Vice President, Commercial Operations	$39,843

Warren E. Hall	Senior Vice President, Manufacturing and Product Development	$36,966

Michael D. Step	Senior Vice President, Corporate Development	$33,841

C. Christine Miller, Pharm.D.	Vice President, Regulatory Affairs and Quality Assurance	$32,465
     2. Adoption of Santarus, Inc. 2006 Bonus Plan for Fiscal 2006. At a meeting held on February 8, 2006, the Compensation Committee of the Board of Directors approved the Santarus, Inc. 2006 Bonus Plan (the “2006 Bonus Plan”). Pursuant to the 2006 Bonus Plan, the Compensation Committee designated for each executive officer a target cash bonus amount, expressed as a percentage of his or her base salary. The Company’s executive officers are eligible to receive bonuses if certain corporate performance criteria are achieved during fiscal 2006. Bonus payments will be based on an evaluation by the Compensation Committee, as well as the independent members of the Board of Directors, of the Company’s achievement of the corporate performance goals for 2006. The corporate performance goals for 2006 were established by the Board of Directors and include the achievement of performance targets with respect to the Company’s product sales and financial results, regulatory filings and stock performance.
     The foregoing description is a summary only, is not necessarily complete, and is qualified by the full text of the underlying plan, which is filed as an exhibit to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.
          10.1 — Santarus, Inc. 2006 Bonus Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.
Date: February 13, 2006

	By:	/s/ Gerald T. Proehl
	Name:	Gerald T. Proehl
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Santarus, Inc. 2006 Bonus Plan